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                                                                     Exhibit 3.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                         PACIFIC COMMUNITY BANKING GROUP


E. Lynn Caswell and Alfred Jannard certify that:

         1. They are the Chairman of the Board and Secretary, respectively, of Pacific Community Banking Group, a California corporation.

         2. Article VII is hereby added to the Articles of Incorporation of this Corporation, to read as follows:

                                  "ARTICLE VII

                            MEETINGS OF SHAREHOLDERS

                  Meetings of shareholders may be held at such place as the Bylaws may provide."

         3. Article VIII is hereby added to the Articles of Incorporation of this Corporation, to read as follows:

                                  "ARTICLE VIII

                                    DIRECTORS

                  A. NUMBER; VACANCIES. The number of directors of the Corporation shall be such number, as shall be provided from time to time in the Bylaws; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further, that no action shall be taken to decrease or increase the number of directors within the range stated in the Bylaws unless at least two-thirds of the directors then in office shall approve said action. Vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

              B. LISTING OF CORPORATE SHARES. The remaining provisions of this article shall become effective only when the Corporation becomes a listed corporation within



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the meaning of Section 301.5 of the Corporations Code, which provision refers to a corporation whose shares are traded on the New York Stock Exchange, American Stock Exchange, or National Market System-NASDAQ.

              C. CLASSIFIED BOARD. The Board of Directors of the Corporation shall be divided into two classes of directors which shall be designated Class I and Class II. The numbers of each class shall be elected for a term of two years and until their successors are elected and qualified. Each class shall contain the number of directors which cause the classes to be as nearly equal in number as possible, and the terms of all directors in a class shall expire simultaneously. At the 2000 annual meeting of shareholders, directors of Class I shall be elected to hold office for a term expiring at the second succeeding meeting thereafter. At the next annual meeting of shareholders, directors of Class II shall be elected to hold office for a term expiring at the second succeeding meeting thereafter. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the Board of Directors shall have been abolished by action taken to reduce the size of the Board of Directors prior to said meeting.

              Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as nearly as equal as possible. The Board of Directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as nearly as equal as possible.

              At subsequent annual meetings of shareholders, a number of directors shall be elected equal to the number of directors with terms expiring at that annual meeting. Directors elected at each such annual meeting shall be elected for a term expiring with the annual meeting of shareholders two years thereafter.

              D. CUMULATIVE VOTING. The election of directors shall not be by cumulative voting. At each election of directors, each shareholder entitled to vote may vote all the shares held by that shareholder for each of several nominees for director up to the number of directors to be elected. The shareholder may not cast more votes for any single nominee than the number of shares held by that shareholder."


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         4. Article IX is hereby added to the Articles of Incorporation of this
Corporation, to read as follows:

                                       "IX

          APPROVAL OF CERTAIN BUSINESS COMBINATIONS

                  The shareholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this section.

                  A.1. Except as otherwise expressly provided in this Article IX, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of each such class or series), shall be required in order to authorize any of the following:

                           (a) any merger or consolidation of the Corporation
with or into a Related Person (as hereinafter defined);

                           (b) any sale, lease, exchange, transfer or other
disposition, including without limitation, a mortgage, or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

                           (c) any merger or consolidation of a Related Person
with or into the Corporation or a subsidiary of the Corporation;

                           (d) any sale, lease, exchange, transfer or other
disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

                           (e) the issuance of any securities of the Corporation
or a subsidiary of the Corporation to a Related Person;

                           (f) the acquisition by the Corporation or a
subsidiary of the Corporation of any securities of a Related Person;

                           (g) any reclassification of the common stock of the
Corporation, or any recapitalization involving the common stock of the Corporation; and




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                           (h) any agreement, contract or other arrangement
providing for any of the transactions described in this Article.

                  2. Such affirmative vote shall be required notwithstanding any other provision of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote.

                  3. The term "Business Combination" as used in this Article IX shall mean any transaction which is referred to in any one or more of subparagraphs A(1)(a) through (h) above.

                  B. The provisions of paragraph A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved by a majority vote of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

                  C. For the purposes of this Article IX the following definitions apply:

                  1. The term "Related Person" shall mean and include (a) any individual, corporation, partnership or other person or entity which together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), "beneficially owns" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation; and (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.

                  2. The term "Substantial Part" shall mean more than 25% of the total assets of the Corporation, as of the end of its most recent fiscal year ending prior to the time the determination is made.

                  3. The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Related Person and was a member of the board prior to the time that the Related Person became a Related



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Person, and any successor of a Continuing Director who is unaffiliated with the
Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board.

                  4. The term "Continuing Director Quorum" shall mean a majority of the Continuing Directors capable of exercising the powers conferred on them."

         5. Article X is hereby added to the Articles of Incorporation of this Corporation, to read as follows:

                                       "X

                               AMENDMENT OF BYLAWS

                  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation by a majority vote of the board. Notwithstanding any other provision of these Articles (and notwithstanding the fact that some lesser percentage may be specified by law), the Bylaws shall not be adopted, repealed, altered, amended or rescinded by the shareholders of the Corporation except by the vote of the holders of not less than 66 2/3% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the Board of Directors."


         6. Article XI is hereby added to the Articles of Incorporation of this Corporation, to read as follows:

                                       "XI

                     AMENDMENT OF ARTICLES OF INCORPORATION

                  The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles in the manner now or hereafter prescribed by law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles VII, VIII, IX, X, and this Article XI may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the shareholders called for that purpose (provided that notice of such



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proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting)."

         7. The foregoing amendments to the Articles of Incorporation have been duly approved by the Board of Directors.

         8. The foregoing amendments to the Articles of Incorporation have been duly approved by the required vote of shareholders of Common Stock in accordance with Section 902 of the Corporations Code. The corporation has 10,000 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. The number of shares of Common Stock entitled to vote and voting in favor of each of the foregoing Amendments equaled or exceeded the vote required. The percentage vote of Common Stock required for the approval of the Amendments was more than 50% of the outstanding shares.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:  February 25, 1999

                                             /s/ E. Lynn Caswell
                                             ----------------------------------
                                             E.Lynn Caswell, Chairman



                                             /s/ Alfred Jannard
                                             ----------------------------------
                                             Alfred Jannard, Secretary



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